SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2014

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreements.

On October 7, 2014, we entered into a second amendment to extend closing under our May 28, 2014 agreement to sell Nashville Superspeedway. The purchaser made a $200,000 non-refundable payment to us in consideration for the amendment by releasing this amount from the $1.5 million earnest money originally deposited at signing of the May 28, 2014 agreement. At closing, this payment will be applied against the purchase price. The amendment provides the purchaser with an additional 30 days to close, so closing is now scheduled to take place on or before November 25, 2014. The purchaser also has an additional 30 days to satisfy itself, at its discretion, relative to certain survey items that arose during diligence before the remainder of its earnest money becomes non-refundable. The purchaser may also, at its option, extend the closing date until December 24, 2014, by releasing to us an additional $200,000 in the manner described above.

Amendment No. 2 dated October 7, 2014 to Purchase and Sale Agreement by and between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc. is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1 Amendment No. 2 dated October 7, 2014 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: October 8, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 dated October 7, 2014 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.